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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            THE MARQUEE GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)



                DELAWARE                                13-3878295
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

          888 SEVENTH AVENUE
          NEW YORK, NEW YORK                              10019
(Address of Principal Executive Offices)                (Zip Code)




If this Form relates to the registration   If this Form relates to the
of a class of debt securities and is       registration of a class of debt
effective upon filing pursuant to General  securities and is to become effective
Instruction A(c)(1) please check the       simultaneously with the effectiveness
following box. [ ]                         of a concurrent registration
                                           statement under the Securities Act
                                           of 1933 pursuant to General
                                           Instruction A(c)(2) please check the
                                           following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
-------------------------------------------   ----------------------------------
  COMMON STOCK, $.01 PAR VALUE PER SHARE      AMERICAN STOCK EXCHANGE
  WARRANTS                                    AMERICAN STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                Not Applicable
                               (Title of Class)



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The description of the Common Stock and Warrants set forth under "Price Range of Common Stock and Warrants" and "Description of Securities" contained in the Company's registration statement on Form SB-2 (File No. 333-31879) filed with the Securities and Exchange Commission on July 23, 1997, is hereby incorporated herein by reference.

ITEM 2.  EXHIBITS

All exhibits required by Instruction II to Item 2 will be supplied to the American Stock Exchange.



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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       THE MARQUEE GROUP, INC.



Date:    August 7, 1997                By: /s/ Jan E. Chason
                                           -----------------------------
                                           Name:  Jan E. Chason
                                           Title:  Chief Financial Officer
                                                     and Treasurer